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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   Form 8-K



                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 May 29, 2002
               -------------------------------------------------
               (Date of Report: Date of earliest event reported)


                         LEXON TECHNOLOGIES, INC.

      (Exact name of registrant as specified in its charter)


          Delaware                   0-24721             87-0502701
---------------------------- -----------------------  --------------------
(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)



              2691 Richter Avenue, #124, Irvine, California 92623
              ---------------------------------------------------
                    (Address of principal executive office)



Registrant's telephone number, including area code: (949)757-0888
                                                    --------------



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                  ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     On April 5, 2002, a majority of the Registrant's shareholders approved the acquisition of all of the issued and outstanding shares of Phacon Corporation, a privately-held California corporation. In connection with the acquisition transaction, the majority of the Registrant's shareholders and Board of Directors adopted resolutions to effect a 10-for-1 reverse split of the Registrant's issued and outstanding shares of $.001 par value common stock. The acquisition was effected pursuant to a Merger Agreement entered into April 14, 2002, with an effective date of May 29, 2002. A total of 17,500,000 post-split shares of the Registrant's common stock will be issued in connection with the transaction. At the time of the effectiveness of the Merger, one of the individuals serving as an officer and director of the Registrant resigned, upon the appointment of the Phacon nominee successors.

Prior to the effectiveness of the Merger, a total of 16,486,831 shares of the Registrant's common stock were issued and outstanding. On May 29, 2002, the effective date of the 10-for-1 reverse split, a total of (approximately) 19,148,684 shares of the Registrant's common stock are issued and outstanding, including the shares issued in the Merger.

The following individuals were appointed as directors of the Registrant and may be deemed in control of Registrant as of the date hereof:

Ownership (1) of Officers and
Directors following merger                                Shares      Percent
--------------------------                              ---------     -------
J. Jehy Lah                                             7,595,000       39.79
Joshua Kim                                              2,000,000       10.48
Ben Hwang                                               2,000,000       10.48
Kyu Hong Hwang                                          2,280,000       11.95
Hieronim Teresinski                                     1,500,000        7.85

One director is remaining on the board following the merger:

Ownership (1) of Remaining Director
-------------------------------
Kenneth Eaken                                              10,010        0.05
                                                       ----------       -----


All Directors
 as a Group (6 Persons)                                15,385,010       80.60
                                                       ==========       =====

(1)  Shares owned give effect to the 10-for-1 reverse split


Complete information on the transaction is included in the Registrant's Definitive Information Statement filed with the Commission on May 8, 2002 which is attached to this filing as an exhibit.


           ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On May 29, 2002, the Registrant acquired all of the issued and outstanding stock of Phacon Corporation, a privately-held California corporation pursuant to a Merger Agreement. The acquisition was structured as a stock-for-stock

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exchange pursuant to Section 368(a)(1)(B) of the Internal Revenue Code.  The
securities issued in the acquisition were issued in a private transaction in reliance on Section 4(2) of the Securities Act of 1933, as amended. In connection with such acquisition, a majority of the Registrant's shareholders approved a proposal to effect a 10-for-1 reverse split of the outstanding securities, and appointed new directors nominated by Phacon. The Registrant issued 17,500,000 shares of its post-reverse common stock in exchange for a like number of shares of Phacon plus the cancellation of an outstanding loan from Phacon for $200,000 plus accrued interest. Following the merger, the Registrant intends to engage in the business of commercializing a proprietary device and proprietary software package that reduces the amount of electricity required to power various indoor lighting devices in commercial buildings, factories, and office structures, as well as outdoor street and parking lot lighting.

                         ITEM 5. OTHER INFORMATION

The Registrant has issued a press release announcing the effectiveness of the merger and the new symbol for its common stock "LEXO" as listed on the NASD's Over the Counter Bulletin Board ("OTCBB"). The Registrant also announced the change of address of its executive office to 2691 Richter Avenue, #124, Irvine, California 92623, telephone (949) 757-0888. In addition, the Registrant has launched a new web site at www.lxti.com which is still under construction at this filing date.

                 ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Audited financial statements for Lexon Technologies, Inc. and Phacon Corporation, respectively, at December 31, 2001, and proforma consolidated balance sheet and statement of operations for the combined entity at December 31, 2001 are included in the Definitive Information Statement attached hereto as an exhibit.

Interim financial statements and proformas as required will be filed by amendment of this report within 60 days.


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


LEXON TECHNOLOGIES, INC.

Date: May 28, 2002

/S/Kenneth J. Eaken, President